 Exhibit 99.1

MPG OFFICE TRUST REPORTS
FIRST QUARTER 2011 FINANCIAL RESULTS

LOS ANGELES, May 9, 2011 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended March 31, 2011.

Significant First Quarter Events

•	We had $151.3 million of cash as of March 31, 2011 (excluding restricted cash related to mortgages in default), of which $55.5 million was unrestricted and $95.8 million was restricted.

•	During the first quarter of 2011, we completed new leases and renewals totaling approximately 147,000 square feet (including our pro rata share of our joint venture properties).

•	On January 27, 2011, we disposed of the 500 Orange Center development site located in Orange, California. We received proceeds from this transaction of $4.7 million, net of transaction costs.

•
Following notices from us, the mortgage loans encumbering 700 North Central and 801 North Brand were transferred to special servicing in March 2011. The mortgage loans secured by these assets are not in default.

•
Following notices from us, the mortgage loans encumbering U.S. Bank Tower and Wells Fargo Tower were transferred to special servicing in March 2011. This step permits us to engage in discussions with the respective special servicers. We also delivered a notice of imminent default in March 2011 to the master servicer for the mortgage loan on Gas Company Tower requesting it be placed into special servicing (which has not yet occurred). The mortgage loans secured by these assets are not in default.

•
Following a notice from us, the mortgage loan encumbering Two California Plaza was transferred to special servicing. Subsequently in March 2011, our special purpose property-owning subsidiary that owns Two California Plaza defaulted on the mortgage loan.

Significant Subsequent Events

•
On April 1, 2011, we completed the disposition of 701 North Brand located in Glendale, California to the property’s lender. As a result of the disposition, we were relieved of the obligation to repay the $33.8 million mortgage loan secured by the property and received cash consideration.

•
On April 26, 2011, we disposed of 550 South Hope located in Los Angeles, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $200.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

•
On May 1, 2011, we extended our $109.0 million mortgage loan secured by Brea Corporate Place and Brea Financial Commons. The final maturity date of this loan is May 1, 2012, and there are no remaining extension options. No cash paydown was made to extend the loan, and the loan terms remain unchanged.

•	On May 1, 2011, we repaid our $15.0 million unsecured term loan upon maturity using cash on hand.

First Quarter 2011 Financial Results
Net loss available to common stockholders for the quarter ended March 31, 2011 was $(39.5) million, or $(0.81) per share, compared to net income available to common stockholders of $18.6 million, or $0.38 per share, for the quarter ended March 31, 2010.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended March 31, 2011 was $(13.5) million, or $(0.28) per share, compared to $35.6 million, or $0.73 per share, for the quarter ended March 31, 2010. Our share of FFO before specified items was $(3.1) million, or $(0.06) per diluted share, for the quarter ended March 31, 2011 as compared to $2.4 million, or $0.05 per diluted share, for the quarter ended March 31, 2010.

The weighted average number of common and common equivalent shares used to calculate basic earnings per share for the quarter ended March 31, 2011 was 49,016,989 due to our net loss position.

As of March 31, 2011, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 24 office properties totaling approximately 15 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 9 million square feet, which accommodates approximately 27,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, May 10, 2011, to discuss the financial results of the first quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 57876206.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.  Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through May 13, 2011.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 57876206.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our loan modification efforts; risks associated with our liquidity situation; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with contingent guaranties by our Operating Partnership; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; and risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Shant Koumriqian
Executive Vice President, Chief Financial Officer
(213) 613-4415

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investments in real estate	$3,060,737	$3,063,186
Less: accumulated depreciation	(690,953)	(668,328)
Investments in real estate, net	2,369,784	2,394,858

Cash and cash equivalents	55,495	46,864
Restricted cash	115,765	142,795
Rents and other receivables, net	4,563	5,809
Deferred rents	61,069	60,609
Due from affiliates	1,377	1,819
Deferred leasing costs and value of in-place leases, net	88,216	91,311
Deferred loan costs, net	11,392	13,972
Acquired above-market leases, net	4,029	4,498
Other assets	13,275	8,477
Total assets	$2,724,965	$2,771,012

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other loans	$3,578,627	$3,576,493
Accounts payable and other liabilities	187,085	194,550
Capital leases payable	1,333	1,465
Acquired below-market leases, net	40,111	44,026
Total liabilities	3,807,156	3,816,534

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 7.625% Series A Cumulative Redeemable Preferred Stock, $25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,044,351 and 48,925,499 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	490	489
Additional paid-in capital	704,515	702,556
Accumulated deficit and dividends	(1,629,743)	(1,594,407)
Accumulated other comprehensive loss	(27,879)	(29,079)
Total stockholders’ deficit	(952,517)	(920,341)
Noncontrolling Interests:
Common units of our Operating Partnership	(129,674)	(125,181)
Total deficit	(1,082,191)	(1,045,522)
Total liabilities and deficit	$2,724,965	$2,771,012

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Revenue:
Rental	$58,032	$62,481
Tenant reimbursements	21,862	23,344
Hotel operations	4,988	5,237
Parking	9,636	10,886
Management, leasing and development services	999	961
Interest and other	337	225
Total revenue	95,854	103,134
Expenses:
Rental property operating and maintenance	22,109	22,330
Hotel operating and maintenance	3,573	3,747
Real estate taxes	8,146	8,039
Parking	2,768	2,852
General and administrative	6,691	7,607
Other expense	1,752	1,439
Depreciation and amortization	27,862	30,962
Interest	62,628	57,634
Total expenses	135,529	134,610
Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(39,675)	(31,476)
Equity in net loss of unconsolidated joint venture	(312)	201
Gain on sale of real estate	—	16,591
Loss from continuing operations	(39,987)	(14,684)
Discontinued Operations:
Loss from discontinued operations before gain on settlement of debt	—	(8,507)
Gain on settlement of debt	—	49,121
Income from discontinued operations	—	40,614
Net (loss) income	(39,987)	25,930
Net loss (income) attributable to common units of our Operating Partnership	5,205	(2,584)
Net (loss) income attributable to MPG Office Trust, Inc.	(34,782)	23,346
Preferred stock dividends	(4,766)	(4,766)
Net (loss) income available to common stockholders	$(39,548)	$18,580
Basic (loss) income per common share:
Loss from continuing operations	$(0.81)	$(0.35)
Income from discontinued operations	—	0.73
Net (loss) income available to common stockholders per share	$(0.81)	$0.38
Weighted average number of common shares outstanding	49,016,989	48,534,283
Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(34,782)	$(12,309)
Income from discontinued operations	—	35,655
	$(34,782)	$23,346

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2011	March 31, 2010
Reconciliation of net (loss) income available to common stockholders to funds from operations:
Net (loss) income available to common stockholders		$(39,548)	$18,580
Add:	Depreciation and amortization of real estate assets	27,787	34,988
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,701	1,898
	Net (loss) income attributable to common units of our Operating Partnership	(5,205)	2,584
	Unallocated losses – unconsolidated joint venture (a)	—	(962)
Deduct:	Gain on sale of real estate	—	16,591
Funds from operations available to common stockholders and unit holders (FFO) (b)		$(15,265)	$40,497
Company share of FFO (c)		$(13,490)	$35,552
FFO per share – basic		$(0.28)	$0.73
FFO per share – diluted		$(0.28)	$0.72
Weighted average number of common shares outstanding – basic		49,016,989	48,534,283
Weighted average number of common and common equivalent shares outstanding – diluted		50,237,641	49,197,833

Reconciliation of FFO to FFO before specified items: (d)
FFO available to common stockholders and unit holders (FFO)		$(15,265)	$40,497
Add:	Loss from early extinguishment of debt	—	379
	Default interest accrued on mortgages in default	10,078	10,363
	Writeoff of deferred financing costs related to mortgages in default	1,626	562
Deduct:	Gain on settlement of debt	—	49,121
FFO before specified items		$(3,561)	$2,680
Company share of FFO before specified items (c)		$(3,147)	$2,353
FFO per share before specified items – basic		$(0.06)	$0.05
FFO per share before specified items – diluted		$(0.06)	$0.05
__________

(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Group.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity

REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.4% and 87.8% for the three months ended March 31, 2011 and 2010, respectively.

(d)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

As of March 31, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine, and 550 South Hope and Two California Plaza in Downtown Los Angeles. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza).  Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.